Table of Contents

EXHIBIT 99.1

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY FINANCIAL CORP. ANNOUNCES
THIRTEEN MONTH SELECTED FINANCIAL DATA

          Newport Beach, California – February 18, 2004 – Downey Financial Corp. (NYSE: DSL) today released monthly selected financial data for the thirteen months ended January 31, 2004.

          Downey Financial Capital Trust I ("Trust"), an entity established by Downey Financial Corp. for the purpose of issuing capital securities, was previously reported on a consolidated basis, with the capital securities issued by the Trust shown on the balance sheet consistent with generally accepted accounting principles. As of December 31, 2003, in accordance with Financial Accounting Standards Board Interpretation 46 (revised December 2003), the Trust is no longer reported on a consolidated basis. Therefore, the capital securities of $120 million no longer appear on the balance sheet. Instead, the junior subordinated debentures of $124 million payable by Downey Financial Corp. to the Trust and the investment in the Trust’s common stock of $4 million are separately reported. This change primarily impacted the balance sheet and had no effect on reported net income. Additionally, as permitted by generally accepted accounting principles, prior period data has been restated to conform to the new basis of presentation.

          Downey Financial Corp. is the parent company of Downey Savings and Loan Association, F.A., with assets of $11.8 billion and 168 branches throughout California and three in Arizona.

Table of Contents

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
Monthly Selected Financial Data (Unaudited)

	Jan. 31,	Dec. 31,	Nov. 30,	Oct. 31,	Sep. 30,	Aug. 31,	Jul. 31,	Jun. 30,	May 31,	Apr. 30,	Mar. 31,	Feb. 28,	Jan. 31,
(Dollars in Thousands)	2004	2003	2003	2003	2003	2003	2003	2003	2003	2003	2003	2003	2003

Balance sheet summary
Total assets	$11,760,289	$11,645,980	$11,348,579	$11,302,269	$11,163,094	$11,576,943	$11,587,830	$11,951,277	$11,540,611	$11,422,949	$11,441,650	$11,589,251	$11,924,570
Loans receivable held for investment	10,389,725	10,116,519	9,754,117	9,648,154	9,650,441	9,740,965	9,922,699	10,049,361	9,667,703	9,845,244	10,040,006	10,197,870	10,262,273
Loans held for sale, at lower of cost or fair value	196,231	279,657	316,517	374,732	335,437	467,857	732,849	721,929	771,876	777,408	633,676	477,196	614,497
Mortgage-backed securities available for sale,
at fair value	331	334	1,264	1,538	1,590	1,608	1,667	1,736	1,757	1,787	1,875	1,936	2,008
Cash and investment securities (a)	856,312	926,603	953,209	965,156	874,714	1,049,918	565,506	689,269	588,861	508,191	477,451	612,344	744,105
Trading securities	-	-	-	-	-	-	-	201,781	229,824	-	-	-	-
Deposits	8,378,974	8,293,758	8,388,866	8,514,067	8,608,068	8,948,050	9,074,889	8,895,452	8,996,356	8,988,854	8,997,558	8,900,813	9,131,221
Federal Home Loan Bank advances and
other borrowings	2,162,305	2,129,311	1,706,917	1,565,622	1,263,328	1,227,034	1,238,568	1,675,971	1,375,977	1,262,850	1,300,850	1,524,550	1,649,050
Junior subordinated debentures	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711	123,711
Non-performing assets as a % of total assets	0.42%	0.42%	0.49%	0.50%	0.56%	0.53%	0.54%	0.56%	0.60%	0.64%	0.66%	0.72%	0.71%
Loan activity for the month ended
Loans for investment portfolio:
Originations and purchases:
Residential one-to-four units	$ 531,489	$ 660,303	$ 382,889	$ 410,141	$ 357,156	$ 301,473	$ 294,831	$ 790,359	$ 226,406	$ 206,603	$ 213,936	$ 238,381	$ 253,943
Residential one-to-four units – subprime	53,826	62,773	31,879	26,467	19,268	17,386	19,743	17,813	21,536	24,627	16,992	30,867	28,629
All other	45,094	59,420	34,692	51,063	25,913	31,212	45,493	28,887	19,144	30,376	21,340	12,492	17,323
Repayments	(349,642)	(403,098)	(336,092)	(466,420)	(497,794)	(533,809)	(494,960)	(458,684)	(440,605)	(453,032)	(420,438)	(346,609)	(360,565)
Loans for sale:
Originations and purchases	158,867	267,608	263,787	357,749	317,762	477,987	770,674	738,620	702,407	720,127	590,803	450,124	566,220
Sales	(242,593)	(302,077)	(322,390)	(316,966)	(465,291)	(740,832)	(731,763)	(785,865)	(717,205)	(575,301)	(432,705)	(587,886)	(603,575)
Mortgage loans serviced for others
Total	$9,353,202	$9,313,948	$9,241,228	$9,132,863	$9,125,469	$9,010,114	$8,894,054	$8,980,037	$8,745,281	$8,544,614	$8,535,480	$8,568,387	$8,368,485
With capitalized mortgage servicing rights:
Amount	9,302,028	9,268,308	9,193,686	9,080,795	9,068,209	8,949,903	8,835,062	8,916,259	8,677,682	8,472,550	8,460,152	8,490,821	8,257,320
Weighted average interest rate	5.77%	5.79%	5.81%	5.84%	5.87%	5.93%	6.02%	6.12%	6.20%	6.28%	6.35%	6.40%	6.45%
Interest rate spread data (b)
Weighted average yield:
Loans and mortgage-backed securities	4.60%	4.61%	4.75%	4.85%	4.98%	5.08%	5.18%	5.24%	5.37%	5.45%	5.53%	5.65%	5.77%
Trading and investment securities (a)	3.19	3.19	3.14	3.04	2.90	2.52	2.58	2.72	3.12	3.11	3.38	3.63	3.35

Interest-earning assets yield	4.50	4.51	4.63	4.71	4.84	4.87	5.08	5.08	5.24	5.37	5.46	5.56	5.64

Weighted average cost:
Deposits	1.54	1.52	1.57	1.59	1.64	1.64	1.71	1.81	1.85	1.95	2.01	2.06	2.23
Federal Home Loan Bank advances and
other borrowings	3.04	3.08	3.56	3.79	4.43	4.54	4.50	3.68	4.19	4.54	4.50	4.04	3.83
Junior subordinated debentures	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00

Combined funds cost	1.94	1.94	2.01	2.03	2.09	2.08	2.14	2.20	2.26	2.36	2.42	2.44	2.56

Interest rate spread	2.56%	2.57%	2.62%	2.68%	2.75%	2.79%	2.94%	2.88%	2.98%	3.01%	3.04%	3.12%	3.08%

(a)  Includes Federal Home Loan Bank stock, at cost.
(b)  Reflects month end contractual yields and costs and excludes adjustments for non-accrual loans, net deferred costs to originate loans and amortizations of premiums and discounts.